UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 19, 2015

COMPUTER TASK GROUP, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

NEW YORK

(State or Other Jurisdiction

of Incorporation)

1-9410	16-0912632
(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209
(Address of Principal Executive Offices)	(Zip Code)

(716) 882-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On February 19, 2015, the Board of Directors of Computer Task Group, Incorporated (“Company”) amended the Company’s By-laws to provide (i) that the annual meeting of shareholders shall be held at such time and place within or without the State of New York each calendar year on such date and at such time as may be designated by the Board of Directors, (ii) that shareholder nominees provide a written representation and agreement that such nominee would be in compliance, if elected as a director of the Company, and will comply with all publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company; and (iii) that the Board of Directors may appoint a Chairman of the Board of Directors that is not an officer of the Company thereby separating the position of Chairman and Chief Executive Officer. The foregoing summary of the amendments to the By-laws is qualified in its entirety by reference to the Company’s Amended and Restated By-laws which are filed as Exhibit 3.1 hereto and incorporated by reference herein.

(c)	Exhibits:

3.1	Amended and Restated By-laws of Computer Task Group, Incorporated as adopted on February 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: February 20, 2015	By:	/s/ Peter P. Radetich
		Name:	Peter P. Radetich
		Title:	Senior Vice President & Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-laws of Computer Task Group, Incorporated as adopted on February 19, 2015.